                                                                    Exhibit 10.1









                                IA CORPORATION I



                   SERIES B PREFERRED STOCK PURCHASE AGREEMENT



                            DATED AS OF JULY 29, 1999

                                TABLE OF CONTENTS
                                                                          Page
                                                                          ----


SECTION I Purchase and Sale of Shares........................................1

         1.1      Authorization of Shares....................................1
         1.2      Sale of the Stock..........................................1
         1.3      Closing....................................................1

SECTION II Representations and Warranties of the Company.....................1

         2.1      Organization, Good Standing and Qualifications.............2
         2.2      Valid Issuance, Authority..................................2
         2.3      No Conflict................................................2
         2.4      Company Capital Structure..................................3
         2.5      Intellectual Property......................................3
         2.6      Disclosure.................................................4
         2.7      Registration Rights........................................4
         2.8      SEC Documents..............................................4
         2.9      Investment Company.........................................4

SECTION III Representations and Warranties of the Investor...................4

         3.1      Investment Representations and Covenants...................4
         3.2      Authority..................................................6
         3.3      No Conflict................................................6

SECTION IV Registration Rights...............................................7

         4.1      Definitions................................................7
         4.2      Requested Registration.....................................7
         4.3      Piggyback Registration.....................................9
         4.4      Expenses of Registration..................................10
         4.5      Registration Procedures...................................10
         4.6      Indemnification...........................................11
         4.7      Information by the Holders................................13
         4.8      Transfer of Registration Rights...........................13
         4.9      Rule 144 Reporting........................................13
         4.10     Termination...............................................13
         4.11     Covenant Regarding Stockholders Agreement.................14

SECTION V Conditions of Investor's and Company's Obligations at Closing.....14

         5.1      Conditions................................................14

SECTION VI Deliveries at Closing............................................14

         6.1      Corporate Proceedings.....................................15
         6.2      Amended and Restated Certificate of Incorporation.........15

                                TABLE OF CONTENTS
                                   (continued)
                                                                          Page
                                                                          ----

         6.3      Opinion of Counsel........................................15
         6.4      Payment of Purchase Price.................................15

SECTION VII Miscellaneous...................................................15

         7.1      Governing Law.............................................15
         7.2      Survival..................................................15
         7.3      Successors, Assigns.......................................15
         7.4      Notices...................................................15
         7.5      Expenses..................................................16
         7.6      Finder's Fees.............................................16
         7.7      Counterparts..............................................16
         7.8      Severability..............................................16
         7.9      Amendments and Waivers....................................16
         7.10     Entire Agreement..........................................17

                                    EXHIBITS
                                    --------


Exhibit A      Certificate of Designation, Preference and Rights of Series B
               Preferred Stock of IA Corporation I.


Exhibit B      Opinion of Counsel

                                IA CORPORATION I

                   SERIES B PREFERRED STOCK PURCHASE AGREEMENT

         This AGREEMENT is made as of July 29, 1999, by and between IA Corporation I, a Delaware corporation (the "Company") and Warburg, Pincus Investors, L.P., a Delaware limited partnership (the "Investor").

         IN CONSIDERATION of the mutual covenants contained in this Agreement, the Company and the Investor hereby agree as follows:

                                   SECTION I

                           Purchase and Sale of Shares
                           ---------------------------

         1.1  Authorization of Shares. The Company will prior to the Closing (as
              -----------------------
defined) have authorized the issuance of shares of its Series B Preferred Stock, having the rights, preferences, privileges and restrictions as set forth in the Company's Certificate of Designation, Preference and Rights (the "Certificate of Designation") attached to this Agreement as Exhibit A, sufficient to meet the purposes of Section 1.2.

         1.2  Sale of the Stock. Subject to the terms and conditions hereof, the
              -----------------
Company will issue and sell to the Investor, and the Investor will purchase from the Company, at the Closing (as hereinafter defined), an aggregate of 400 shares of Series B Preferred Stock (the "Shares") at a purchase price per share of Ten Thousand Dollars ($10,000).

         1.3  Closing.
              -------

             (a) The purchase and sale of the Shares shall take place at the offices of LaSalle National Bank, 135 South LaSalle Street, Chicago, Illinois 60603, on July 30, 1999, or at such other time and place upon which the Company and Investor shall agree (which time and place shall be referred to as the "Closing").

             (b) On the date of the Closing (the "Closing Date"), subject to the conditions stated herein, the Company will deliver to Investor stock certificates representing the Shares to be purchased by Investor against payment to the Company of the purchase price therefor by wire transfer in federal or other immediately available funds.

                                   SECTION II

                  Representations and Warranties of the Company
                  ---------------------------------------------

         The Company hereby represents and warrants to the Investor that:

         2.1  Organization, Good Standing and Qualifications. The Company has
              ----------------------------------------------
been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has full corporate power and authority to own or lease its properties and conduct its business as currently conducted, and is duly qualified as a foreign corporation and in good standing in all jurisdictions in which the character of the property owned or leased or the nature of the business transacted by it makes qualification necessary except where the failure to be so qualified would not have a material adverse effect on the business, properties, financial condition or results of operations of the Company (a "Material Adverse Effect").

         2.2  Valid Issuance, Authority. The Shares, when issued and sold to the
              -------------------------
Investor as provided herein, and the Class B Common Stock of the Company (the "Class B Common Stock") issuable upon conversion of the Shares and the Common Stock of the Company (the "Common Stock") issuable upon conversion of the Class B Common Stock when issued pursuant to the Amended and Restated Certificate of Incorporation and the Certificate of Designation will be duly and validly issued, fully paid and nonassessable. The execution and delivery of this Agreement by the Company, and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company and, no other proceedings are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as may be limited by
(i) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors rights generally, and (ii) the effect of rules of law governing the availability of equitable remedies. The sale of the Shares and the subsequent conversion of the Shares into Class B Common Stock or Common Stock are not and will not be subject to any preemptive rights, rights of first refusal or rights of participation that have not been properly waived or complied with.

         2.3  No Conflict. The execution and delivery of this Agreement by the
              -----------
Company does not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation, modification or acceleration of any obligation under
(i) any provision of the Amended and Restated Certificate of Incorporation, the Certificate of Designation and Bylaws of the Company, (ii) any mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise or license to which the Company or any of its properties or assets are subject, or (iii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or its properties or assets, except in the case of (ii) and (iii) for any of the foregoing that in the aggregate would not have a Material Adverse Effect.

         2.4  Company Capital Structure.
              -------------------------

            (a) Immediately prior to Closing, the authorized capital stock of the Company will consist of 40,000,000 shares of authorized Common Stock, $.01 par value, of which 9,814,863 shares are issued and outstanding as of July 20, 1999 and of which 5,000,000 are designated Class B Common, of which 2,417,112 are outstanding, and 5,000,000 shares of Preferred Stock, $.001 par value, 400 of which are designated Series B Preferred Stock, none of which are outstanding (collectively, the "Company Capital Stock"). All outstanding shares of Company Capital Stock are duly authorized, validly issued, fully paid and non-assessable, are not subject to preemptive rights created by statute, the Amended and Restated Certificate of Incorporation, the Certificate of Designation or the Bylaws of the Company or any agreement to which the Company is a party or by which it is bound. The Company has no other capital stock authorized, issued or outstanding.

             (b) Except for the Company's 1992 Stock Plan (the "1992 Stock Plan") 1996 Stock Plan (the "1996 Stock Plan"), the 1996 Employee Stock Purchase Plan (the "1996 Purchase Plan"), the 1998 Employee Stock Purchase Plan (the "1998 Purchase Plan") and the Non-Qualified Option Plans, dated July 27, 1998 (the "Non-Qualified Plans"), with each of Timothy McCarthy and Kevin D. Moran, the Company does not have any stock option plan or other plan providing for equity compensation of any person. The Company has reserved 1,658,769 shares of Company Common Stock for issuance to employees, directors and consultants pursuant to the 1992 Stock Plan, 316,704 of which are subject to outstanding options under the 1992 Stock Plan as of July 20, 1999, has reserved 3,100,000 shares pursuant to the 1996 Stock Plan, 2,213,038 of which are subject to outstanding options under the 1996 Stock Plan as of July 20, 1999, has reserved 400,000 shares for the 1996 Purchase Plan, 327,142 of which are issued and outstanding as of July 20, 1999, and has reserved 485,069 shares for the 1998 Purchase Plan, 90,694 of which are issued and outstanding as of July 20, 1999. No shares have been reserved under the Non-Qualified Plans. Except as described in this Section 2.4(b), there are no options, warrants, calls, rights, commitments or agreements of any character, written or oral, to which the Company is a party or by which it is bound obligating the Company to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the capital stock of the Company.

         2.5  Intellectual Property. To the knowledge of the Company, the
              ---------------------
Company owns and possesses or is licensed under all patents, patent applications, licenses, trademarks, trade secrets, trade names, brand names, inventions and copyrights or other proprietary rights ("Intellectual Property") employed in the operation of its business as currently conducted, and, to the knowledge of the Company, with no infringement of or conflict with the rights of others respecting any of the same. The Company has not received any communications alleging that the Company has violated any of the Intellectual Property of any other person or entity. Reasonable security measures have been taken by the Company to protect the secrecy, confidentiality and value of the Company's trade secrets, including know-how, technology, concepts and other technical data for the development, processing, manufacture and sale of its products. Each employee of and consultant to the Company has executed an invention assignment and confidentiality agreement with the Company.

         2.6  Disclosure. The Company has fully provided Investor with all the
              ----------
information that Investor has requested for deciding whether to purchase the Shares. Neither this Agreement, nor any other statements or certificates made or delivered in connection herewith contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein not misleading.

         2.7  Registration Rights. Except for the registration rights granted
              -------------------
under this Agreement and the Stockholders Agreement, dated July 31, 1992 among the Company, Investor, and certain other investors (the "Stockholders Agreement"), there are no other stockholders of the Company that have been granted registration rights, including piggyback rights, and the Company has not agreed to grant any registration rights, to any person or entity.

         2.8  SEC Documents. The Company has filed each statement, annual,
              -------------
quarterly and other report, registration statement and definitive proxy statement required to be filed (other than preliminary material) by the Company with the SEC since January 1, 1999 (the "SEC Documents"). As of their respective filing dates, the SEC Documents complied in all material respects with the requirements of the Securities Act of 1933 (the "Securities Act") or the Securities Exchange Act of 1934 (the "Exchange Act"), as the case may be, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent corrected by any subsequently filed SEC Documents.

         2.9  Investment Company. The Company is not an "investment company"
              ------------------
within the meaning of the Investment Company Act of 1940, as amended.

                                  SECTION III

                 Representations and Warranties of the Investor
                 ----------------------------------------------

         The Investor hereby represents and warrants to the Company that:

         3.1  Investment Representations and Covenants. Investor represents that
              ----------------------------------------
the Shares to be received will be acquired for investment for its own account, not as a nominee or agent, and not with a view to the sale or distribution of any part thereof, and that it has no present intention of selling, granting any participation in or otherwise distributing the same.

             (a) Investor understands and acknowledges that the offering of the Shares pursuant to this Agreement will not, and any issuance of Class B Common Stock or Common Stock on conversion thereof will not, be registered under the Securities Act on the ground that the sale provided for in this Agreement and the issuance of securities hereunder is exempt pursuant to Section 4(2) of the Securities Act, and that the Company's reliance on such exemption is predicated in part on the Investor's representations set forth herein.

             (b) Investor represents that it is experienced in evaluating companies such as the Company, is able to fend for itself in transactions such as the one contemplated by this

Agreement, has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its prospective investment in the Company and is able to afford a complete loss of its investment. The Company acknowledges that the foregoing representation shall not limit the right of the Investors to rely on the representations of the Company set forth in Section 2 hereof.

             (c) Investor acknowledges and understands that the Shares and any Class B Common Stock and Common Stock acquired upon the conversion thereof, must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available, and that, except as otherwise provided in this Agreement, the Company is under no obligation to register either the Shares or Class B Common Stock and Common Stock issuable upon conversion thereof.

             (d) Investor acknowledges that it has reviewed Rule 144 promulgated under the Securities Act, which permits limited public resales of securities acquired in a non-public offering, subject to the satisfaction of certain conditions. Investor understands that before the Shares, or any Class B Common Stock and Common Stock issued upon conversion thereof, may be sold under Rule 144, the following conditions must be fulfilled, except as otherwise described below: (i) certain public information about the Company must be available; (ii) the sale must occur at least one year after the later of the date the Shares were sold by the Company or the date they were sold by an affiliate of the Company; (iii) the sale must be made in a broker's transaction; and (iv) the number of Shares sold must not exceed certain volume limitations.

             (e) Investor acknowledges that in the event the applicable requirements of Rule 144 are not met, registration under the Securities Act or compliance with another exemption from registration will be required for any disposition of its stock. Investor understands that although Rule 144 is not exclusive, the Securities and Exchange Commission has expressed its opinion that persons proposing to sell restricted securities received in a private offering other than in a registered offering or pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales and that such persons and the brokers who participate in the transactions do so at their own risk.

             (f) Investor covenants that, in the absence of an effective registration statement covering the stock in question, it will sell, transfer or otherwise dispose of the Shares and any Class B Common Stock and Common Stock issued on conversion thereof only in a manner consistent with its representations and covenants set forth in this Agreement. In connection therewith such Purchaser acknowledges that the Company shall make a notation on its stock books regarding the restrictions on transfer set forth in this Agreement and shall transfer shares on the books of the Company only to the extent not inconsistent therewith.

             (g) Investor represents that it is an "accredited investor" as such term is defined in Rule 501(a) of Regulation D under the Securities Act.

             (h) Each certificate or instrument representing Shares or any Common Stock issued upon conversion thereof shall bear legends in substantially the following form:

         THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR ANY STATE SECURITIES LAWS. SUCH SHARES MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF SUCH REGISTRATION OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT. COPIES OF THE AGREEMENTS COVERING THE PURCHASE OF THESE SHARES AND RESTRICTING THEIR TRANSFER MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE CORPORATION AT THE PRINCIPAL EXECUTIVE OFFICE OF THE CORPORATION.

         The Company need not register a transfer of any Shares of any Common Stock issued upon conversion thereof unless the conditions specified in the foregoing legends are satisfied to the extent applicable.

         3.2  Authority. Investor has all requisite right, power and authority
              ---------
to enter into this Agreement, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. All partnership action on the part of Investor and its partners necessary for
(i) the execution and delivery of, and the consummation of the transactions contemplated by, this Agreement, and (ii) as of the Closing, the performance of all obligations of Investor under this Agreement, has been taken and, no other proceedings are necessary to authorize this Agreement or to consummate the transactions contemplated hereby and thereby. This Agreement has been duly executed and delivered by the Investor and constitutes legal, valid and binding obligation of the Investor enforceable against the Investor in accordance with its terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors rights generally, and (ii) the effect of rules of law governing the availability of equitable remedies.

         3.3  No Conflict. The execution and delivery of this Agreement by the
              -----------
Investor do not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation, modification or acceleration of any obligation under
(i) any provision of the organizational documents of the Investor, (ii) any mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise or license to which the Investor or any of its properties or assets are subject, or (iii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Investor or its properties or assets, except in the case of (ii) and (iii) for any of the foregoing that in the aggregate would not have a material adverse effect on Investor.

                                   SECTION IV

                               Registration Rights
                               -------------------

         4.1  Definitions. For purposes of this Section 4, the following terms
              -----------
shall have the following meanings:

             (a) "Holder" or "Holders" shall mean the Investor who holds such Registrable Securities, or any qualifying transferees under Section 4.8 hereof who holds such Registrable Securities.

             (b) "Initiating Holder or Holders" shall mean any Holder or Holders requesting registration of its Shares pursuant to Section 4.2.

             (c) "Register," "registered" and "registration" shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement, and compliance with applicable state securities laws of such states in which Holders notify the Company of their intention to offering Registrable Securities.

             (d) "Registrable Securities" shall mean (i) any and all shares of Common Stock of the Company issued in exchange for the Shares issued pursuant to this Agreement or issued or issuable in exchange for the Class B Common Stock issued upon conversion of the Shares, (ii) stock issued or issuable in respect of the stock referred to in (i) as a result of a stock split, stock dividend (including, but not limited to, any stock dividend in lieu of cash paid on the Shares pursuant to the Certificate of Designation), recapitalization or combination, or (iii) stock issued upon conversion of any stock issued in respect of the stock referred to in (ii).

             (e) "Registration Expenses" shall mean all expenses incurred by the Company in compliance with Sections 4.2 and 4.3 hereof, including without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, fees and expenses of one counsel for all the Holders in an amount not to exceed $20,000, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company, which shall be paid in any event by the Company).

             (f) "Selling Expenses" shall mean all underwriting discounts and selling commissions applicable to the sale of Registrable Securities and all fees and disbursements of counsel for each of the Holders other than fees and expenses of one counsel for all the Holders in an amount not to exceed $15,000.

         4.2  Requested Registration.
              ----------------------

             (a) At any time after nine months from the Closing Date, in case the Company shall receive from an Initiating Holder a written request that the Company effect any registration with respect to all, and not less than all, of the Registrable Securities, the Company shall:

                  (i) promptly give written notice of the proposed registration to all other Holders; and

                  (ii) as soon as practicable use its best efforts to register (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualifications under applicable blue sky or other state securities laws, and appropriate compliance with federal government requirements) the sale and distribution of the Registrable Securities as specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders as are specified in a written request given within ten (10) business days after receipt of such written notice from the Company; provided that the Company shall not be obligated to effect, or take any action to effect, any such registration pursuant to this Section 4.2:

                       (A) In any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act or applicable rules or regulations thereunder; or

                       (B) After the Company has effected one (1) such registration pursuant to this Section 4.2 and such registration has been declared or ordered effective and the sales of such Registrable Securities shall have closed.

         Subject to the foregoing clauses (A) and (B), the Company shall file a registration statement covering the Registrable Securities so requested to be registered as soon as is practicable after receipt of the request or requests of the Initiating Holder(s); provided, however, that if the Company shall furnish to such Holder(s) a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors it would be detrimental to the Company and its shareholders for such registration statement to be filed and it is therefore appropriate to defer the filing of such registration statement, provided that during such time the Company shall be permitted to defer for not more than ninety (90) days the filing of such registration statement; provided that the Company may not utilize this right more than once in any twelve (12) month period.

            (b) Underwriting. If the Initiating Holder intends to distribute the
                ------------
Registrable Securities covered by its request by means of an underwriting, it shall so advise the Company as part of its request made pursuant to this Section
4.2. In such event, the Company shall include such information in the written notice referred to in Subsection 4.2(a)(i). In such event, if so requested in writing by the Company, the Initiating Holder shall negotiate with an underwriter selected by the Company and reasonably acceptable to the Investor with regard to the underwriting of such requested registration; provided, however, that if the Initiating Holder has not agreed with such underwriter as to the terms and conditions of such underwriting within twenty (20) days following commencement of such negotiations, the Initiating Holder may select an underwriter of its choice reasonably acceptable to the Company. The right of any Holder to registration pursuant to this Section 4.2 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. In the event an underwriter is used, the Company shall (together with the Holders proposing to distribute their Registrable Securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this Section 4.2, if the managing underwriter advises the Initiating Holder in writing that marketing factors require a limitation of the number of shares to be underwritten (an "Underwriter's Cutback"), the Company shall so advise all Holders, and the number of shares of Registrable Securities and shares of Common Stock of other participating security holders ("Other Holders") that may be included in the registration and underwriting shall be allocated among all Holders and such Other Holders thereof in proportion, as nearly as practicable, to the respective amounts of Registrable Securities and shares of Common Stock held by such Holders and Other Holders. If any Holder disapproves of the terms of the underwriting, he or she may elect to withdraw therefrom by written notice to the Company, the managing underwriter and the Initiating Holder. If, by the withdrawal of such Registrable Securities a greater number of Registrable Securities and shares of Common Stock held by non-withdrawing Holders and Other Holders, respectively, may be included in such registration (up to the limit imposed by the underwriters) the Company shall offer to all such Holders and Other Holders who have included Registrable Securities and shares of Common Stock, respectively, in the registration the right to include additional Registrable Securities and shares of Common Stock in the same proportion used in determining the limitation as set forth above. Any Registrable Securities or shares of Common Stock which are excluded from the underwriting by reason of the underwriter's marketing limitation or withdrawn from such underwriting shall be withdrawn from such registration, except to the extent otherwise permitted or allowed under existing registration rights agreements.

         4.3 Piggyback Registration.
             ----------------------
            (a) If at any time or from time to time, the Company shall determine to register any of its securities, for its own account or the account of any of its shareholders, other than a registration relating solely to the stock option plans and the employee stock purchase plans or an acquisition on Form S-4 or a registration on any form (other than Form S-1, S-2 or S-3, or their successor forms) which does not include substantially the same information as would be required to be included in a registration statement covering the sale of Registrable Securities, the Company will:

                  (i) give to each Holder written notice thereof as soon as practicable prior to filing the registration statement; and

                  (ii) include in any such registration and in any underwriting involved therein, all Registrable Securities specified in a written request or requests, made within ten (10) days after receipt of such written notice from the Company, by any Holder or Holders, except as set forth in Subsection (b) below.

            (b) If the registration is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Subsection 4.2(a)(i). In such event the right of any Holder to registration pursuant to this

Section 4.3 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company and the Other Holders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of this Section 4.3, if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may limit the number of Registrable Securities to be included in the registration and underwriting on a pro rata basis to not less than 25% of the registration. In such event, the Company shall so advise all Holders of Registrable Securities which would otherwise be registered and underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated among the Holders and any Other Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities and shares of Common Stock held by each of the Holder and Other Holders, respectively, seeking to register shares under this Section 4.3. If any Holder disapproves of the terms of any such underwriting, he may elect to withdraw therefrom by written notice to the Company and the managing underwriter. If, by withdrawal of such Registrable Securities a greater number of Registrable Securities and shares of Common Stock held by Holders and Other Holders, respectively, may be included in such registration (up to the limit imposed by the underwriters) the Company shall offer to all such Holders and Other Holders who have included Registrable Securities and shares of Common Stock, respectively, in the registration the right to include additional Registrable Securities and shares of Common Stock in the same proportion used in determining the limitation as set forth above. Any Registrable Securities and shares of Common Stock excluded or withdrawn from such underwriting shall be withdrawn from such registration, except to the extent otherwise permitted or allowed under existing registration rights agreements.

         4.4 Expenses of Registration. All Registration Expenses incurred in
             ------------------------
connection with any registration, qualification of compliance pursuant to this
Section 4 shall be borne by the Company, and all Selling Expenses shall be borne by the Holders of the securities so registered pro rata on the basis of the number of their shares so registered; provided, however, that the Company shall not be required to pay any Registration Expenses if, as a result of the withdrawal of a request for registration by any of the Holders, as applicable, the registration statement does not become effective, in which case each of the Holders and Other Holders requesting registration shall bear such Registration Expenses pro rata on the basis of the number of their shares so included in the registration request, unless such withdrawal is based on material adverse information or developments regarding the Company not known to the Holder at the time the registration was requested.

         4.5 Registration Procedures. In the case of each registration effected
             -----------------------
by the Company pursuant to this Agreement, the Company will keep each Holder participating therein advised in writing as to the initiation of each registration and as to the completion thereof. At its expense the Company will:

             (a) keep such registration pursuant to Section 4.2 or 4.3 effective for a period of one hundred twenty (120) days or until the Holder or Holders have completed the distribution described in the registration statement relating thereto, whichever first occurs; provided that if the Company is a registrant entitled to use Form S-3 and the Initiating Holder requests pursuant to Section
4.2 that the registration be effected in such manner that the Registrable Securities may be offered on a delayed or continuous basis pursuant to Rule 415 of the Securities Act, the Company shall keep such registration effective until the Holder or Holders have completed the distribution described in the registration statement relating thereto, whichever first occurs;

             (b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to comply with the provisions of the Securities Act; and to keep such registration statement effective for that period of time specified in Section 4.5(a)(i); and

             (c) furnish such number of prospectuses and other documents incident thereto as a Holder from time to time may reasonably request.

         4.6 Indemnification.
             ---------------

             (a) The Company will indemnify each of the Holders, as applicable, each of its officers, directors and partners, and each person controlling each of the Holders, with respect to each registration which has been effected pursuant to this Section 4, and each underwriter, if any, and each person who controls any underwriter, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and will reimburse each of the Holders, each of its officers, directors and partners, and each person controlling each of the Holders, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating and defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by the Holders or underwriter and stated to be specifically for use therein.

             (b) Each of the Holders will, if Registrable Securities held by it are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors and officers and each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of the Securities Act and the rules and regulations thereunder, each Other Holder and each of their officers, directors, and partners, and each person controlling such Other Holder against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document made by such Holder, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements by such Holder therein not misleading, and will reimburse the Company and such Other Holders, directors, officers, partners, persons, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by such Holder and stated to be specifically for use therein; provided, however, that the obligations of each of the Holders hereunder shall be limited to an amount equal to the proceeds such Holder of securities sold as contemplated herein.

             (c) Each party entitled to indemnification under this Section 4.6 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom with counsel which shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld) and the Indemnified Party may participate in such defense at such party's expense (unless the Indemnified Party shall have reasonably concluded that there may be a conflict of interest between the Indemnifying Party and the Indemnified Party in such action, in which case the fees and expenses of counsel shall be at the expense of the Indemnifying Party), and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 4 unless the Indemnifying Party is materially prejudiced thereby. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with the defense of such claim and litigation resulting therefrom.

             (d) If the indemnification provided for in this Section 4.6 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage or expense referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

              (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with any underwritten public offering contemplated by this Agreement are in conflict with the foregoing provisions, the provisions in such underwriting agreement shall be controlling.

              (f) The foregoing indemnity agreement of the Company and the Holders is subject to the condition that, insofar as they relate to any loss, claim, liability or damage made in a preliminary prospectus but eliminated or remedied in the amended prospectus on file with the Commission at the time the registration statement in question becomes effective or the amended prospectus filed with the Commission pursuant to Commission Rule 424(b) (the "Final Prospectus"), such indemnity agreement shall not inure to the benefit of any underwriter if a copy of the Final Prospectus was furnished to the underwriter and was not furnished to the person asserting the loss, liability, claim or damage at or prior to the time such action is required by the Securities Act.

         4.7  Information by the Holders. Each of the Holders and each Other
              -----------
Holder holding securities included in any registration shall furnish to the Company such information regarding such Holder or Other Holder and the distribution proposed by such Holder or Other Holder as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Section 4.

         4.8  Transfer of Registration Rights.
              -------------------------------

      The rights to cause the Company to register securities granted Holders under Sections 4.2 or 4.3 may be assigned to a transferee or assignee in connection with the transfer or assignment of at least 100 shares of Registrable Securities (as appropriately adjusted for any stock splits, consolidations or the like), provided that (i) such transfer may otherwise be effected in accordance with applicable securities laws, and (ii) the Company is given reasonably promptly written notice of such assignment.

         4.9  Rule 144 Reporting. With a view to making available the benefits
              ------------------
of certain rules and regulations of the Commission that may permit the sale of the restricted securities to the public without registration, the Company agrees to:

              (a) use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

              (b) so long as the Holder owns any Registrable Securities, furnish to the Holder upon request, a written statement by the Company as to its compliance with the reporting requirements of Rule 144 and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as the Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing the Holder to sell any such securities without registration.

         4.10 Termination
              -----------

         If Holder has not made a request for registration or Holder's piggyback rights have not come into effect within three years after the Closing Date pursuant to this Section 4, the Company agrees that it will effect a registration with respect to all Registrable Securities subject to the provisions of this Section 4, provided that the registration rights in this
Section 4 shall terminate as to any Holder at such time as such Holder may sell all Registrable Securities held by such Holder in a three month period under Rule 144 (without giving effect to Rule 144(k)).

         4.11 Covenant Regarding Stockholders Agreement
              -----------------------------------------

         Company and Investor agree that the Stockholders Agreement does not apply to the Registrable Securities.

                                   SECTION V

         Conditions of Investor's and Company's Obligations at Closing
         -------------------------------------------------------------

         5.1 Conditions. There shall be no conditions to the obligations of the
             ----------
Investor to purchase the Shares or of the Company to sell the Shares to the Investors at the Closing except for the deliveries set forth in Section V and the fulfillment on or before the Closing of each of the following conditions:

             (a) Performance. The Investors and the Company shall have performed
                 -----------
and complied in all material respects with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before Closing.

             (b) Securities Law Compliance. The Company shall have obtained all
                 -------------------------
necessary permits and qualifications, if any, required by any state or country or secured an exemption therefrom, for the offer and sale of the Shares.

             (c) No Injunction, etc. No preliminary or permanent injunction or
                 ------------------
other binding order, decree or ruling issued by a court or governmental agency shall be in effect which shall have the effect of preventing the consummation of the transactions contemplated by this Agreement.

             (d) Amended and Restated Certificate of Incorporation. The
                 -------------------------------------------------
Certificate of Designation shall have been filed with the Secretary of State of the State of Delaware prior to the Closing.

                                  SECTION VI

                             Deliveries at Closing
                             ---------------------
         At the Closing, the Company or the Investor, as applicable, shall deliver the following:

         6.1 Corporate Proceedings. Such instruments and documents reasonably
             ---------------------
requested by the Investor to confirm any approvals of the transactions contemplated hereby required by the Company's Board of Directors and stockholders.

         6.2 Amended and Restated Certificate of Incorporation. The Company
             -------------------------------------------------
shall deliver such copy of the Certificate of Designation as filed with the Secretary of State of the State of Delaware prior to the Closing.

         6.3 Opinion of Counsel. A legal opinion of counsel to the Company in
             ------------------
form of Exhibit B, addressed to the Investor, dated as of the Closing.

         6.4 Payment of Purchase Price. The Investor shall deliver to the
             -------------------------
Company payment for the Shares to be acquired by such Investor in the amount of Four Million Dollars ($4,000,000).

                                  SECTION VII

                                 Miscellaneous

         7.1 Governing Law. This Agreement shall be governed in all respects by
             -------------
the laws of the State of California as applied to agreements entered into and performed entirely in the State of California by residents thereof.

         7.2 Survival. The representations, warranties, covenants and agreements
             --------
made herein shall survive any investigation made by the Investor and the closing of the transactions contemplated hereby.

         7.3 Successors, Assigns. Except as otherwise provided herein, the
             -------------------
provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

         7.4 Notices. All notices and other communications required or permitted
             -------
hereunder shall be in writing and shall be sent by facsimile or mailed by registered or certified mail, postage prepaid, return receipt requested, or otherwise delivered by hand or by messenger, addressed as follows:

         Company:     IA Corporation I
                      1900 Powell Street, Suite 600
                      Emeryville, California 94608-1840
                      Telephone:       (510) 450-7000
                      Facsimile:       (510) 450-7059
                      Attn:  General Counsel

         with a copy to:

                                   Wilson Sonsini Goodrich & Rosati
                                   Professional Corporation
                                   650 Page Mill Road
                                   Palo Alto, California 94304-1050
                                   Telephone:       (650) 493-9300
                                   Facsimile:       (650) 493-6811
                                   Attention:       Barry E. Taylor, Esq.

                  Investor:        Warburg, Pincus Investors, L.P.
                                   466 Lexington Avenue
                                   New York, New York  10017-3147
                                   Telephone:  (212) 878-0693
                                   Facsimile:   (212) 878-9359
                                   Attention:   Stewart Gross

or to such other facsimile number or address provided to the parties to this Agreement in accordance with this Section 7.4. Such notices or other communications shall be deemed delivered upon receipt, in the case of overnight delivery, personal delivery or facsimile transmission (as evidenced by the confirmation thereof), or 2 days after deposit in the mails (as determined by reference to the postmark).

         7.5 Expenses. The Company and the Investor shall bear their own
             --------
expenses and legal fees incurred on their behalf with respect to this Agreement and the transactions contemplated hereby.

         7.6 Finder's Fees. The Company on the one hand and the Investor on the
             -------------
other hand shall each indemnify and hold the other harmless from any liability for any commission or compensation in the nature of a finder's fee, placement fee or underwriter's discount (including the costs, expenses and legal fees of defending against such liability) for which the Company or the Investor, or any of their respective partners, employees, or representatives, as the case may be, is responsible; provided, however, that Investor shall not indemnify the Company with respect to the fee payable by the Company to Rochon Capital Group, Ltd. in connection with this transaction.

         7.7 Counterparts. This Agreement may be executed in counterparts, each
             ------------
of which shall be enforceable against the party actually executing the counterpart, and all of which together shall constitute one instrument.

         7.8 Severability. In the event that any provision of this Agreement
             ------------
becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

         7.9 Amendments and Waivers. Any term of this Agreement may be amended
             ----------------------
and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and

Investor. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any securities purchased under this Agreement at the time outstanding (including securities into which such securities are convertible), each future holder of all such securities, and the Company.

         7.10 Entire Agreement. This Agreement and the documents referred to
              ----------------
herein constitute the entire agreement among the parties and no party shall be liable or bound to any other party in any manner by warranties, representations, or covenants except as specifically set forth herein and therein.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                                         IA CORPORATION I


                                         By:    /s/ Leslie J. Alvarez
                                            ------------------------------------
                                         Name:  Leslie J. Alvarez
                                         Title: Vice President and CFO


                                         WARBURG, PINCUS INVESTORS, L.P.
                                         By:  WARBURG, PINCUS & CO.


                                         By:  /s/ Stewart Gross
                                            ------------------------------------
                                         Name:  Stewart Gross
                                         Title: Managing Director








        [SIGNATURE PAGE TO SERIES B PREFERRED STOCK PURCHASE AGREEMENT]

                                    EXHIBIT A
                                    ---------

     CERTIFICATE OF DESIGNATION, PREFERENCE AND RIGHTS OF SERIES B PREFERRED
                           STOCK OF IA CORPORATION I

          CERTIFICATE OF DESIGNATION, PREFERENCE AND RIGHTS OF SERIES B
                      PREFERRED STOCK OF IA CORPORATION I

         We, Kevin D. Moran and Leslie J. Alvarez, being the President and the Secretary, respectively, of IA Corporation I, a corporation organized and existing under the laws of Delaware (the "Corporation"), DO HEREBY CERTIFY that, pursuant to authority conferred upon the Board of Directors by the Amended and Restated Certificate of Incorporation and Section 151 of the Corporation Law of Delaware, the Board of Directors, at a meeting duly called and held on July 29, 1999, adopted the following resolution providing for the issuance of a series of Preferred Stock:

         RESOLVED that, pursuant to authority vested in the Board of Directors by Article IV of the Amended and Restated Certificate of Incorporation of this Corporation, a series of Preferred Stock is hereby established, the distinctive designation of which shall be "Series B Preferred Stock" (such series being hereinafter called "Series B"), and the preferences and relative, participating, optional or other special rights of Series B, and the qualifications, limitations or restrictions thereof (in addition to the relative powers, preferences and rights, and qualifications, limitations or restrictions thereof, set forth in Article IV of the Amended and Restated Certificate of Incorporation of the Corporation which are applicable to shares of Preferred Stock of all series) shall be as follows:

         1. Number of Shares. The number of shares which shall constitute Series
            ----------------
B shall be Four Hundred (400) which number of shares may be increased or decreased (but not below the number of shares thereof then outstanding) from time to time by resolution of the Board of Directors.

         2. Dividends.
            ---------

            (a) Dividend Preference. The holders of outstanding shares of Series B shall be entitled to receive dividends, out of any assets at the time legally available therefor, prior in preference to any declaration or payment of any dividend on the Common Stock of the Corporation (the "Common Stock") at the rate of $700.00 per share per annum on each outstanding share of Series B (as appropriately adjusted for any subsequent stock splits, stock dividends, combinations reclassifications and the like), when, as and if declared by the Board of Directors of the Corporation. Such dividends shall be cumulative and are payable semi-annually in cash or, at the option of the Corporation, in kind in shares of the Corporation's Class B Common Stock (the "Class B Common") (as appropriately adjusted for any subsequent stock splits, stock dividends, reclassifications and the like) on the last day of June and December, commencing December 31, 1999; provided, however, that the Corporation shall not, without prior stockholder approval, pay such dividends in kind if the aggregate number of shares of Class B Common paid as a dividend is exchangeable into twenty (20) percent or more of the Common Stock or voting power of the Corporation outstanding immediately before the closing date of the Series B Preferred Stock Purchase Agreement (the "Closing Date"). If the Corporation pays a dividend in shares, the semi-annual dividend on each outstanding share of Series B (as appropriately adjusted for any subsequent stock splits, stock dividends, reclassifications and the like) will be that number of fully paid and nonassessable shares of the Class B Common that is equal to $350.00 divided by the then effective Dividend Conversion Price. The Dividend Conversion Price shall be equal to the average closing price of the Common Stock (the "Common Stock") over the ten (10) trading days prior to the dividend payment date.

            (b) Fractional Shares. No fractional shares of Class B Common shall issued upon payment of a dividend in kind. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then effective Dividend Conversion Price.

         3. Liquidation Rights. In the event of any liquidation, dissolution, or
            ------------------
winding up of the Corporation (or the deemed occurrence of such event pursuant to subsection 3(d) below), either voluntary or involuntary, distributions to the stockholders of the Corporation shall be made in the following manner:

            (a) Amount of Liquidation Preference. The holders of Series B shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of the Common Stock by reason of their ownership of such stock, the Liquidation Preference (as defined herein) specified for each share of Series B then held by them and, in addition, an amount equal to all cumulated and declared but unpaid dividends on the Series B. The "Liquidation Preference" shall mean an amount per share equal to the sum of (i) the Ten Thousand Dollars ($10,000) per share (the "Original Issue Price") for each outstanding share of Series B (as appropriately adjusted for any stock splits, stock dividends, combinations, reclassifications or the like) and (ii) any cumulated and declared but unpaid dividends on such share.

         If the assets and funds thus available for distribution among the holders of the Series B shall be insufficient to permit the payment to such holders of their full aforesaid preferential amount, then the entire amount of the assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the Series B in proportion to the aggregate Liquidation Preference for the shares of such Series B owned by such holder.

            (b) Distribution after Payment of Liquidation Preference. After payment has been made to the holders of the Series B of the full preferential amount set forth in Section 3(a) above, the entire remaining assets and funds of the Corporation legally available for distribution, if any, shall be distributed ratably among the holders of the Class B Common and the Common Stock.

            (c) Shares not Treated as Both Preferred Stock and Common Stock in any Distribution. Shares of Series B shall not be entitled to be converted into shares of Class B Common or Common Stock in order to participate in any distribution, or series of distributions, as shares of Class B Common or Common Stock, without first foregoing participation in the distribution, or series of distributions, as shares of Series B pursuant to paragraph (a) above.

            (d) Deemed Liquidation. For purposes of this Section 3, a merger or consolidation of the Corporation with or into any other corporation or corporations, unless the stockholders of the Corporation immediately prior to any such transaction are holders of a majority of the voting power of the surviving corporation or acquiring corporation or such corporation's parent immediately thereafter (and for purposes of this calculation equity securities which any stockholder of the

Corporation owned immediately prior to such merger or consolidation as a stockholder of another party to the transaction shall be disregarded), or a sale or other transfer of all or substantially all of the assets of the Corporation (or any series of related transactions resulting in the sale or other transfer of all or substantially all of the assets of the Corporation), shall be treated as a liquidation, dissolution or winding up.

            (e) Non-Cash Distribution. Whenever the distribution provided for in this Section 3 shall be payable in securities or property other than cash, the value of such distribution shall be the fair market value of such securities or other property as determined in good faith by the Board of Directors. Any securities shall be valued as follows:

                (i) Securities not subject to investment letter or other similar restrictions on free marketability covered by (ii) below:

                    (1) If traded on a securities exchange or through the Nasdaq Stock Market, the value shall be deemed to be the average of the closing prices of the securities on such quotation system over the thirty (30) day period ending three (3) days prior to the closing;

                    (2) If actively traded over-the-counter, the value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the thirty (30) day period ending three (3) days prior to the closing; and

                    (3) If there is no active public market, the value shall be the fair market value thereof, as mutually determined by the Board of Directors and the holders of at least a majority of the voting power of all then outstanding shares of Series B.

                (ii) The method of valuation of securities subject to investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a stockholder's status as an affiliate or former affiliate) shall be to make an appropriate discount from the market value determined as above in (i)(1), (2) or (3) to reflect the approximate fair market value thereof, as mutually determined by the Board of Directors and the holders of at least a majority of the voting power of all then outstanding shares of such Series B.

         4. Conversion. The holders of Series B shall have conversion rights as
            ----------
follows (the "Conversion Rights"):

            (a) Right to Convert. Each share of Series B shall be convertible, at the option of the holder thereof, at any time at the office of the Corporation, into that number of fully paid and nonassessable shares of the Class B Common that is equal to Original Issue Price divided by the then effective Conversion Price. The initial Conversion Price per share of the Series B shall be $1.9125. The number of shares of the Class B Common into which each share of Series B may be converted is hereinafter referred to as the "Conversion Rate" for such series. Upon any decrease or increase in the Conversion Price or the Conversion Rate for the Series B as described in this Section 4, the corresponding Conversion Rate or Conversion Price, as the case may be, shall be appropriately increased or decreased. Cumulative dividends shall be cancelled upon conversion of the Series B.

            (b) Automatic Conversion. Each share of Series B outstanding five years from the Closing Date shall automatically be converted into that number of fully paid and nonassessable shares of Class B Common that is equal to the then effective Conversion Rate for such share.

            (c) Mechanics of Conversion. No fractional shares of Class B Common shall be issued upon conversion of the Series B. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then effective Conversion Price. Before any holder of Series B shall be entitled to convert the same into full shares of Class B Common, and to receive certificates therefor, he shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Series B, and shall give written notice to the Corporation at such office that he elects to convert the same; provided, however, that in the event of an automatic conversion pursuant to paragraph 4(b) above, the outstanding shares of Series B shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent; provided, further, that the Corporation shall not be obligated to issue certificates evidencing the shares of Class B Common issuable upon such automatic conversion unless either the certificates evidencing such shares of Series B are delivered to the Corporation or its transfer agent as provided above, or the holder notifies the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates.

            The Corporation shall, as soon as practicable after such delivery, or after such agreement and indemnification, issue and deliver at such office to such holder of Series B, a certificate or certificates for the number of shares of Class B Common to which he shall be entitled as aforesaid and a check payable to the holder in the amount of any cash amounts payable as the result of a conversion into fractional shares of Class B Common, plus any declared and unpaid dividends on the converted Series B. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series B to be converted, and the person or persons entitled to receive the shares of Class B Common issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Class B Common on such date; provided, however, that if the conversion is in connection with any liquidation, dissolution or winding up of the Corporation (or deemed occurrence of such event pursuant to subsection 3(d) above) (a "Liquidation Event"), the conversion may, at the option of any holder tendering Series B for conversion, be conditioned upon the consummation of the Liquidation Event, in which event the person(s) entitled to receive the Class B Common issuable upon such conversion of the Series B shall not be deemed to have converted such Series B until immediately prior to the consummation of the Liquidation Event.

            (d) Adjustments to Conversion Prices. The Conversion Price of the Series B shall be subject to adjustment from time to time as follows:

                (i) Adjustments for Subdivisions, Combinations or Consolidation of Common Stock. In the event the outstanding shares of Common Stock shall be subdivided (by stock split, or otherwise), into a greater number of shares of Common Stock, the Conversion Price for the Series B then in effect shall, concurrently with the effectiveness of such subdivision, be proportionately decreased. In the event the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, the Conversion Price for the Series B then in effect shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased.

                (ii) Adjustments for Other Distributions. In the event the Corporation at any time or from time to time makes, or fixes a record date for the determination of holders of Common Stock entitled to receive any distribution payable in securities of the Corporation other than shares of Common Stock, then and in each such event provision shall be made so that the holders of Series B shall receive upon conversion thereof, in addition to the number of shares of Class B Common receivable thereupon, the amount of securities of the Company which they would have received had their Series B been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the date of conversion, retained such securities receivable by them as aforesaid during such period, subject to all other adjustments called for during such period under this Subparagraph 4(d) with respect to the rights of the holders of the Series B.

                (iii) Adjustments for Reclassification, Exchange and Substitution. If the Common Stock issuable upon conversion of the Series B and subsequent exchange of the Class B Common for Common Stock shall be changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares provided for above), the Conversion Price then in effect shall, concurrently with the effectiveness of such reorganization or reclassification, be proportionately adjusted such that the Series B shall be convertible into, in lieu of the number of shares of Common Stock which the holders would otherwise have been entitled to receive, a number of shares of such other class or classes of stock equivalent to the number of shares of Common Stock that would have been subject to receipt by the holders upon conversion of the Series B immediately before that change.

                (iv) Reorganization, Mergers, Consolidations, or Sales of Assets. Subject to Section 3 hereof, if at any time or from time to time there shall be a capital reorganization of the Common Stock (other than a subdivision, combination, reclassification, or exchange of shares provided for elsewhere in this Section 4) or a merger or consolidation of this Corporation with or into another corporation, or the sale of all or substantially all of this Corporation's properties and assets to any other person, then, as a part of such reorganization, merger, consolidation, or sale, provision shall be made so that the holders of the Series B shall thereafter be entitled to receive upon conversion of the Series B held by them, the number of shares of stock or other securities or property of this Corporation, or of the successor Corporation resulting from such merger or consolidation or sale, to which a holder of Common Stock deliverable upon conversion would have been entitled upon such capital reorganization, merger, consolidation, or sale. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 4 with respect to the rights of the holders of the Series B after the reorganization, merger, consolidation, or sale to the end that the provisions of this Section 4 (including adjustment of the Conversion Price then in effect and the number of shares purchasable upon conversion of the Series B) shall be applicable after that event as nearly equivalent as may be practicable.

            (e) No Impairment. The Corporation will not, by amendment of its Amended and Restated Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, merger, consolidation, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation but will at all times in good faith assist in the carrying out of all the provisions of this Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Preferred Stock against impairment.

            (f) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of any Conversion Price pursuant to this Section 4, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series B a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series B, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Price at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion and subsequent exchange into Common Stock of the Series B.

            (g) Notices of Record Date. In the event the Corporation shall propose at any time:

                  (i) To declare any dividend or distribution upon its Common Stock whether in cash, property, stock or other securities, whether or not a regular cash dividend and whether or not out of earnings or earned surplus;

                  (ii) to offer for subscription pro rata to the holders of any class or series of its stock any additional shares of stock of any class or series or any other securities or property, or to receive any other rights;

                  (iii) to effect any reclassification or recapitalization of its Common Stock outstanding involving a change in the Common Stock; or

                  (iv) to merge with or into any other corporation, or sell, lease or convey all or substantially all its property or business, or to liquidate, dissolve or wind up;

then, in connection with each such event, this Corporation shall send to the holders of the Series B at least 20 days' prior written notice of the date on which a record shall be taken for such dividend, distribution or subscription rights (and specifying the date on which the holders of Common Stock shall be entitled thereto) or for determining rights to vote in respect of the matters referred to in (iii) and (iv) above. With regard to the matters referenced in (iii) and (iv) above, such written notice shall describe the material terms and conditions of the proposed transaction.

            (h) Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Class B Common and Common Stock solely for the purpose of effecting the conversion of the shares of the Series B and subsequent exchange of the Class B Common into shares of Common Stock, such number of its shares of Class B Common and Common Stock as shall from time to time be sufficient to effect the conversion of all then outstanding shares of the Series B and subsequent exchange of Class B Common into Common Stock; and if at any time the number of authorized but unissued shares of Class B or Common Stock, as the case may be, shall not be sufficient to effect the conversion and exchange of all then outstanding shares of the Series B, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Class B or Common Stock, as the case may be, to such number of shares as shall be sufficient for such purpose, including without limitation using its best efforts to obtain the requisite shareholder approval for any necessary amendment to its Amended and Restated Certificate of Incorporation.

         5. Redemption.
            ----------

            (a) Redemption Right. Shares of Series B (as appropriately adjusted for any subsequent stock splits, stock dividends, combinations, reclassifications and the like) shall be redeemable in whole or in part, pro rata, at the option of the Corporation (the "Redemption Right") by resolution of its Board of Directors at any time, or from time to time, upon 30 days' notice to the holder (the "Notice Date"), if the closing price of the Common Stock is greater than or equal to $2.8688. The redemption price (the "Redemption Price") shall equal a percentage (the "Applicable Percentage") of the Original Issue Price plus accrued and unpaid dividends thereon up to and including the date for redemption. For the period beginning on the Closing Date and ending on the one year anniversary of the Closing Date, the Applicable Percentage shall be 110%; for the period beginning from the one year anniversary of the Closing Date and ending on the two year anniversary of the Closing Date, the Applicable Percentage shall be 115%; and for the period beginning from the two year anniversary of the Closing Date, the Applicable Percentage shall be 120%.

            (b) Mechanics of Redemption. The Redemption Right shall be exercisable by written notice delivered to the holder of the Series B. The notice shall indicate the number of Series B shares to be redeemed and the date on which the redemption is to be effected. The holder shall, prior to the close of business on the date specified for redemption, deliver the certificate or certificates to be redeemed, duly endorsed, at the office of the Corporation or of any transfer agent for the Series B. The Corporation shall, as soon as practicable after such delivery, deliver a check to the holder an amount equal to the Redemption Price, provided, however, that the Corporation shall not be obligated to pay the holder unless either the certificates evidencing the shares of Class B are delivered to the Corporation or its transfer agent as provided above, or the holder notifies the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates.

         6. Voting. The holders of Series B shall not be entitled to notice of,
            ------
or to vote at, any meeting of the stockholders of the Corporation nor to vote upon any matter relating to the business affairs of the Corporation.

         The shares of Series B shall not have any relative powers, preferences and rights, nor any qualifications, limitations or restrictions thereof, other than as set forth herein or in the Amended and Restated Certificate of Incorporation of the Corporation.

         IN WITNESS WHEREOF, we have hereunto set out hands as President and Secretary, respectively, of the Corporation this July 29, 1999 and we hereby affirm that the foregoing Certificate is our act and deed and the act and deed of the Corporation and that the facts stated therein are true.



                                            /s/ Kevin D. Moran
                                            ------------------------------------
                                                       Kevin D. Moran



                                            /s/ Leslie J. Alvarez
                                            ------------------------------------
                                                       Leslie J. Alvarez

                                    EXHIBIT B
                                    ---------

                               OPINION OF COUNSEL



                                  July 30, 1999



Warburg, Pincus Investors, L.P.
466 Lexington Avenue
New York, New York 10017-3147

Ladies and Gentlemen:

         Reference is made to the Series B Preferred Stock Purchase Agreement, dated as of even date herewith, (the "Stock Purchase Agreement"), complete with all listed exhibits thereto, by and between IA Corporation I, a Delaware corporation (the "Company"), and Warburg, Pincus Investors, L.P., a Delaware limited partnership ("Investor"), which provides for the issuance by the Company to the Investor of 400 shares of the Company's Series B Preferred Stock (the "Shares"). This opinion is furnished to you pursuant to Section 6.3 of the Stock Purchase Agreement. Unless otherwise defined herein, the capitalized terms used in this opinion have the meaning given to them in the Stock Purchase Agreement.

         We have acted as counsel for the Company in connection with the negotiation of the Stock Purchase Agreement and issuance of the Shares. As such counsel, we have made such legal and factual examinations and inquiries as we have deemed advisable or necessary for the purposes of rendering this opinion. In addition, we have examined originals or copies of documents, corporate records and other writings that we consider relevant for the purposes of this opinion. In such examination, we have assumed the genuineness of all signatures on original documents, the conformity to original documents of all copies submitted to us and the due execution and delivery of all documents by any party other than the Company where due execution and delivery are a prerequisite to the effectiveness thereof.

         As used in this opinion, the expression "to our knowledge" or "known to us" with reference to matters of fact means that, after an examination of documents made available to us by the Company and after inquiries of officers of the Company but without any further independent factual investigation, we find no reason to believe that the opinions expressed herein are factually incorrect. Further, the expression "to our knowledge" with reference to matters of fact refers to the current actual knowledge of the attorneys of this firm who have worked on matters for the Company solely in connection with the Stock Purchase Agreement and the transactions contemplated thereby. Except to the extent expressly set forth herein or as we otherwise believe to be necessary to our opinion, we have not undertaken any independent

Warburg, Pincus Investors, L.P.
July 30, 1999
Page 2

investigation to determine the existence or absence of any fact, and no inference as to our knowledge of the existence or absence of any fact should be drawn from our representation of the Company or the rendering of the opinion set forth below.

         For purposes of this opinion, we are assuming that you have all requisite power and authority, and have taken any and all necessary partnership (or other) action, to execute and deliver the Stock Purchase Agreement and we assume that the representations and warranties made by you in the Stock Purchase Agreement and pursuant thereto are true and correct. We also assume that you have purchased the Shares for value, in good faith and without notice of any adverse claims within the meaning of the California Uniform Commercial Code.

         The opinions hereinafter expressed are subject to the following qualifications:

         A. We express no opinion as to the effect of rules of law governing specific performance, injunctive relief or other equitable remedies (regardless of whether any such remedy is considered in a proceeding at law or in equity).

         B. We express no opinion as to the effect of applicable bankruptcy, insolvency, reorganization, moratorium and other similar federal or state laws affecting the rights of creditors generally.

         C. We express no opinion as to compliance or non-compliance with the anti-fraud provisions of state and federal laws, rules and regulations concerning the issuance of securities.

         D. We express no opinion as to the enforceability of the indemnification provisions of Section 4.6 of the Stock Purchase Agreement to the extent the provisions thereof may be subject to limitations of public policy and the effect of applicable statutes and judicial decisions.

         E. We are members of the Bar of the State of California and we are not expressing any opinion as to any matter relating to laws of any jurisdiction other than the federal laws of the United States of America, the laws of the State of California and the general corporate laws of the State of Delaware. In particular, we express no opinion as to the state securities or blue sky laws of any state other than California. As you are aware, we are not licensed to practice law in the State of Delaware, and our opinions as to the general corporate laws of the State of Delaware are based solely upon review of standard compilations of the Delaware General Corporation Law and without reference to its conflicts of law rules.

         F. In rendering the opinion set forth in paragraph 1 below as to the qualification and good standing of the Company in Delaware, we have relied exclusively on a certificate of the Delaware Secretary of State.

Warburg, Pincus Investors, L.P.
July 30, 1999
Page 3


    Based upon and subject to the foregoing, and as except as set forth in the Reorganization Agreement, we are of the opinion that:

         1. Organization and Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

         2. Corporate Power. The Company has full corporate power and authority to own or lease its properties and conduct its business as currently conducted.

         3. Valid Issuance; Authority. The Shares, when issued and sold to the Investor as provided in the Stock Purchase Agreement, and the Class B Common Stock issuable upon conversion of the Shares and the Common Stock issuable upon exchange of the Class B Common Stock when issued pursuant to the Amended and Restated Certificate of Incorporation and the Certificate of Designation will be duly and validly issued, fully paid and nonassessable. The execution and delivery of the Stock Purchase Agreement by the Company, and the consummation by the Company of the transactions contemplated thereby have been duly authorized by all necessary action on the part of the Company and, no other proceedings are necessary to authorize the Stock Purchase Agreement or to consummate the transactions contemplated thereby. The Stock Purchase Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors rights generally, and (ii) the effect of rules of law governing the availability of equitable remedies.

         4. No Conflict. The execution and delivery of the Stock Purchase Agreement by the Company does not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation, modification or acceleration of any obligation under any provision of the Amended and Restated Certificate of Incorporation, the Certificate of Designation and Bylaws of the Company.

         5. Capitalization. Immediately prior to the Closing, the authorized capital stock of the Company will consist of 40,000,000 shares of authorized Common Stock, $.01 par value, of which 5,000,000 are designated Class B Common, and 5,000,000 shares of Preferred Stock, $.001 par value, 400 of which are designated Series B Preferred Stock (collectively, the "Company Capital Stock").

Warburg, Pincus Investors, L.P.
July 30, 1999
Page 4


    This opinion is solely for your benefit in connection with the purchase of the Shares, and may not to be relied upon by any other person or for any other purpose without our express prior written consent.



                                Very truly yours,


                                /S/ WILSON SONSINI GOODRICH & ROSATI
                                Professional Corporation